SECURITY AGREEMENT


           THIS SECURITY AGREEMENT (the "Agreement") is entered into as of this 19th day of October, 1995, by and between ILINK, Ltd., a Utah limited partner-ship (the "Partnership"), Scott Cook, the holder of a promissory note issued by the Partnership in connection herewith (the "Noteholder") and Medcross, Inc., the guarantor of one-half of the principal amount payable under such promissory note (the "Guarantor").

           WHEREAS, the Partnership has issued a certain promissory note dated as of the date hereof (the "Note") to the Noteholder in the principal amount of Two Hundred Thousand Dollars ($200,000);

           WHEREAS, the Guarantor has agreed to execute a guaranty in favor of the Noteholder (the "Guaranty"), guaranteeing repayment of up to One Hundred Thousand Dollars ($100,000) in principal amount payable under the Note;

           WHEREAS, as consideration for and as a condition to execution and delivery of the Guaranty and provision by the Guarantor of the guarantee described therein, Clay Wilkes, the president and sole stockholder of G Net Enterprises, Inc. ("GNet"), the general partner of the Partnership, has agreed to execute a certain pledge agreement pursuant to which Mr. Wilkes shall pledge all of the capital stock of GNet to the Guarantor; and

           WHEREAS, in connection with and as a condition to the issuance of the Note and delivery of the Guaranty, the Partnership has agreed to secure repay-ment of the amounts outstanding under the Note by the grant to each of the Note-holder and the Guarantor, in equal part, of pari passu security interests in and to certain collateral as set forth herein.

           NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the parties hereto agree as follows:

           Section 1.  Security Interests.

           In order to secure the payment when due of amounts owing under the Note and to further secure performance of the liabilities and obligations of the Partnership pursuant to the terms of the Note (collectively, the "Obligations"), the Partnership hereby grants to the Noteholder and the Guarantor, each in equal part, on a pari passu basis, continuing security interests in and to all of the Partnership's right, title and interest in and to the property described or referred to below pursuant to and in accordance with the provisions of this Agreement.

           The collateral subject hereto (the "Collateral") shall include, without limitation: (a) all of the Partnership's software programs, databases, network licenses, proprietary licenses, Internet and/or other subscribers, customers, customer lists, customer accounts and customer agreements (also colloquially known as the "customer base") and all goodwill associated there-with; (b) all furniture, fixtures, equipment, telephonic and
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electronic devices, facsimile machines, computers, computer equipment and leases; and (c) all patents, trademarks, tradenames, servicemarks, copyrights and other industrial or intellectual property now or hereafter owned or acquired by the Partnership (including without limitation, all intellectual property necessary or appurtenant to the Partnership's business and/or products) and all interests, rights and benefits, both present and future, of the Partnership in, under or to the same (collectively, the patents, trademarks, tradenames, servicemarks, copyrights and other industrial and intellectual property shall be referred to hereinafter as the "Intellectual Property").

           Section 2.  Attachment.

           The parties hereto hereby acknowledge and confirm that the security interests granted herein shall attach:

           (a) immediately upon the date hereof with respect to the items of Collateral in which the Partnership has any right; and

           (b) forthwith upon the Partnership's acquisition of any right in items of Collateral in which the Partnership, subsequent to the date hereof, acquires such rights.

           For greater certainty and without in any way limiting the foregoing, the parties hereto acknowledge and confirm that they have not agreed to postpone the time for attachment of said security interests.

           Section 3.  Filing; Further Assurances.

           In the event that the same shall be required, the Partnership shall execute, deliver, file and record (in such manner and form as the Noteholder and/or the Guarantor may reasonably require), or shall permit the Noteholder and/or the Guarantor to file and record, any registrations, financing state-ments, any carbon, photographic or other reproduction of a registration, financing statement or this Agreement and any specific assignments or other paper that may be necessary or desirable, or that the Noteholder and/or the Guarantor may request, in order to create, preserve, perfect and validate the respective security interests of each of the Noteholder and the Guarantor in the Collateral or to enable the Noteholder and the Guarantor to exercise and enforce their respective rights hereunder with respect to the Collateral.

           Section 4.  Covenants of the Partnership.

           The Partnership hereby covenants and agrees as follows:

           (a) except for any existing encumbrances of public record, encumbrances in favor of the Noteholder and the Guarantor, and subordinate security interests in the Collateral hereafter granted in good faith by the Partnership, the Partnership shall keep the Collateral free and clear at all times from any and all encumbrances of any nature, kind or priority whatsoever and shall defend the Partnership's title in and to the Collateral against
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the claims of all persons (other than the Noteholder and the Guarantor).  The
Noteholder and/or the Guarantor may at any time contest the validity and enforceability asserted as against them of any encumbrance;

           (b) the Partnership shall pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it or payable by it at such times and in such manner to prevent any penalty from accruing or any lien or charge from attaching to the Collateral. The provisions of this subsection, however, shall not preclude the Partnership from contesting in good faith any such tax, nor shall the Partnership be in default under this subsection by reason of the existence of a lien for taxes not then due;

           (c) the Partnership shall immediately notify each of the Noteholder and the Guarantor of any event causing an encumbrance, a substantial loss or diminution in the value of all or any material part of the Collateral and the amount or an estimate of the amount of such encumbrance, loss or diminution; and

           (d) the Partnership shall notify each of the Noteholder and the Guarantor in writing: (i) at least ten (10) days prior to any change of name of the Partnership or consummation of a business combination between the Partnership and any other entity, including a combination with or into such entity or an acquisition of or by such entity; (ii) at least ten (10) days prior to any transfer of the Partnership's interest in any part of the Collateral, not in the ordinary course or expressly permitted hereunder; (iii) promptly of any significant loss of or damage to Collateral; and (iv) at least ten (10) days prior to any other significant change in the Collateral and any records relating thereto.

           Section 5.  Representations and Warranties.

           The Partnership represents and warrants as follows:

           (a) the Partnership is a duly organized and validly existing limited partnership under the laws of the State of Utah. The execution and delivery of this Agreement has been duly authorized and all necessary and appropriate actions have been undertaken in connection therewith;

           (b) the Partnership is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option or other charge or encumbrance, except for encumbrances of record and the security interests created by this Agreement;

           (c) this Agreement is the legal, valid and binding obligation of the Partnership enforceable against it in accordance with its terms; and

           (d) GNet, a duly organized and validly formed corporation, is the general partner of the Partnership and has all of the requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement on behalf of the Partnership.
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           Section 6.  Event(s) of Default.

           The Partnership shall be in default ("Default") under this Agreement upon the occurrence of any of the following events ("Event(s) of Default"), which occurrence shall not have been remedied within thirty (30) days after written notice thereof:

           (a) failure of the Partnership to make any interest and/or principal and/or other payment when due under the Note (after expiration of any applicable grace period);

           (b) failure in the performance of any covenant or representation contained herein or in the Note;

           (c) the dissolution, winding-up, termination of existence or insolvency of the Partnership, other than in connection with a business combination and provided, however, that nothing hereunder shall be deemed to preclude the Partnership from effecting a business combination, including a combination with or into another entity or an acquisition of the Partnership or by the Partnership with respect to another entity with the prior approval of each of the Noteholder and the Guarantor;

           (d) the appointment of a receiver, manager, liquidator or other custodian for any part of the Collateral, the taking by a secured party of possession of any of the Collateral or the assignment of the Collateral by the Partnership for the benefit of creditors; and

           (e) the commencement of any proceedings, whether voluntary or involuntary, under any bankruptcy or insolvency law or laws relating to the relief of borrowers, readjustment of indebtedness or arrangement, reorganization or composition by or against the Partnership, which proceeding, if involuntarily commenced, is not dismissed within thirty (30) days of commencement.

           Section 7.  Remedies Upon Event of Default.

           Upon the occurrence of an Event of Default and at any time or times thereafter, the Obligations shall become immediately due and payable. If any Event of Default shall have occurred and notice is so provided, the Noteholder and the Guarantor shall possess and share equally all of the rights and remedies of secured parties provided by this Agreement, including the power and the authority to realize upon, sell or otherwise dispose of the Collateral. Such sale or other disposition, subject to any requirements of applicable law, may be by public or private proceedings, at such time and place by such method, in such manner and on such terms as the Noteholder and the Guarantor may determine. Except as required by applicable law, such sale or disposition may be made with-out advertisement or any notice to the Partnership or to any person other than the Noteholder and the Guarantor. Where reasonable notification of the time and/or place of such sale or other disposition is so required, such requirement shall be met if such notice
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is mailed, postage prepaid, at least ten (10) days
before the time of such sale or disposition to the Partnership. The Noteholder and the Guarantor may respectively or collectively require the Partnership to make all records relating to the Collateral available to them at a place or places reasonably convenient. The proceeds of any such sale or disposition shall be applied in the following order of priorities: (i) to the payment of all costs and expenses of collection, taking possession, storage, custody, sale or other disposition and delivery (including legal costs and reasonable attorneys' fees) of the Collateral and all of the charges against the Collateral; then (ii) to the repayment of the Obligations on a para passu basis; and then (iii) any surplus remaining from proceeds shall be paid to the Partnership.

           Section 8.  Termination of Security Interest; Release of Collateral.

           Upon the repayment and performance in full by the Partnership of all of the Obligations, the security interests of the Noteholder and the Guarantor shall terminate and all rights to the Collateral shall revert to the Partner-ship. Upon such repayment and performance by the Partnership, the Noteholder and the Guarantor shall each execute and deliver to the Partnership such docu-ments as the Partnership shall reasonably request to evidence the termination of the security interests in the Collateral granted hereby.

           Section 9.  Waivers; Non-Exclusive Remedies.

           No failure on the part of either of the Noteholder or the Guarantor to exercise, no delay in exercising and no course of dealing with respect to, any rights, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Noteholder or the Guarantor of any right, power or remedy under this Agreement preclude any other right, power or remedy of either of the Noteholder or the Guarantor. The remedies in this Agreement are cumulative and are not exclusive of any other remedies provided by law.

           Section 10.  Governing Law; Meaning of Terms.

           This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, with giving effect to the principles of conflicts of laws thereof.

           Section 11.  Severability.

           If any provision hereof is deemed invalid, void or otherwise unenforceable by a court of competent jurisdiction, the provisions hereof shall be considered severable and the remaining provisions hereof shall remain in full force and effect to the fullest extent permitted by law.

           Section 12.  Headings.

           The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning hereof.
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           Section 13.  Notices.

           All notices, communications and distributions hereunder shall be given or made to the following parties at the following addresses:

           (a)  If to the Partnership:

                      ILINK, Ltd.
                      One Chisolm Trail, Suite 4250
                      Round Rock, Texas  78681
                      Facsimile:  (512) 244-9681
                      Attention:  Clay Wilkes, President

           (b)  If to the Noteholder:

                      Scott Cook
                      1700 Pacific Avenue, Suite 500
                      Dallas, Texas  75201
                      Facsimile:  (214) 953-4109

           (c)  If to the Guarantor:

                      Medcross, Inc.
                      3227 Bennet Street North
                      St. Petersburg, Florida  33713
                      Facsimile:  (813) 521-4249
                      Attention:  Henry Y.L. Toh, President

                With a copy to:

                      De Martino Finkelstein Rosen & Virga
                      1818 N Street, N.W., Suite 400
                      Washington, D.C.  20036-2492
                      Facsimile:  (202) 659-1290
                      Attention:  Ralph V. De Martino, Esq.

or at such other address as the addressee may hereafter specify by written notice to the other parties hereto. Such notices and other communications will be effectively given only if and when given in writing and delivered at the address above or duly sent by registered or certified mail, return receipt requested, postage prepaid, or by express mail service or by private overnight mail service (e.g., Federal Express), or by facsimile transmission, and shall be effective immediately when given.
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           Section 14.  Amendments.

           The Noteholder, the Guarantor and the Partnership may from time to time enter into written agreements supplemental hereto for the purpose of adding, amending or modifying the provisions hereof. In addition, the Note-holder and the Guarantor may execute and deliver to the Partnership a written instrument waiving any of the requirements of this Agreement. Any such supple-mental written agreement or waiver shall be binding upon the Partnership, the Noteholder and the Guarantor.

           Section 15.  Survival.

           All agreements, representations and warranties made herein shall survive the execution and, subsequently, the termination of this Agreement.

           Section 16.  Assignment.

           This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except to a surviving entity upon the Partnership's business combination with or into another entity (pursuant to which the Partnership does not survive), this Agree-ment shall not be assignable, in whole or in part, by the Partnership without the prior written consent of the Noteholder and the Guarantor. This Agreement may be assigned, in whole or in part, by the Noteholder and/or the Guarantor upon the prior written approval by the non-assigning parties hereto.

           Section 17.  Failure to Perfect.

           Neither the Noteholder nor the Guarantor shall be liable or accountable for any negligence or failure to perfect its respective security interests, mortgages and charges granted herein, seize, collect, realize, sell or obtain payment for the Collateral or any part thereof and shall not be bound to institute proceedings for the purpose of seizing, collecting, realizing or obtaining possession or payment of the same for the purpose of preserving the rights of the Partnership or any other person, firm or corporation in respect of same.

                               * * * * *
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           IN WITNESS WHEREOF, the Partnership, the Noteholder and the
Guarantor have executed this Agreement and agree to be bound hereby as of the date first written above.


                                      THE PARTNERSHIP:

                                      ILINK, Ltd.



                                      By:   /s/ Clay Wilkes
                                      Clay Wilkes, President of
                                      G Net Enterprises, Inc., as the
                                      General Partner of ILINK, Ltd.


                                      THE NOTEHOLDER:



                                      By:  /s/ Scott Cook
                                      Scott Cook


                                      THE GUARANTOR:

                                      MEDCROSS, INC.



                                      By:  /s/ Henry Y.L. Toh
                                      Henry Y.L. Toh, President
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